UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018

General Cable Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive

Highland Heights, Kentucky 41076-9753

(Address of principal executive offices, including zip code)

(859) 572-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

On June 6, 2018 (the “Closing Date”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 3, 2017 by and among General Cable Corporation, a Delaware corporation (the “Company”), Prysmian S.p.A., a company organized under the laws of the Republic of Italy (“Parent”), and Alisea Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Parent completed the previously announced acquisition of the Company through the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Merger became effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware on the Closing Date (the “Effective Time”).

At the Effective Time, by virtue of the Merger, each issued and outstanding share of common stock, with a par value of $0.01 per share, of the Company (“Common Stock”, and such shares, “Shares”), except for certain excluded shares, was automatically cancelled and converted into the right to receive $30.00 in cash (the “Merger Consideration”), without interest and less any applicable withholding taxes. At the Effective Time, Shares ceased to be outstanding, were cancelled and ceased to exist, and each Share formerly represented by certificates or book-entry, except for certain excluded shares, now represents only the right to receive the Merger Consideration.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to and qualified in its entirety by the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 4, 2017, and which is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

On June 6, 2018, in connection with the consummation of the Merger, the Company, Parent and U.S. Bank National Association, as trustee, entered into the First Supplemental Indenture (the “Supplemental Indenture”) with respect to the Indenture dated as of December 18, 2009 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), governing the Company’s Subordinated Convertible Notes due 2029 (the “Notes”). The Supplemental Indenture changed the right to convert each $1,000 principal amount of the Notes into a right to receive a cash amount equal to the Conversion Rate (as defined in the Indenture and as may be increased by any Additional Shares pursuant to Section 4.01(j) of the Indenture) in effect on the Conversion Date (as defined in the Indenture) multiplied by the Merger Consideration.

The foregoing description of the Indenture and the Supplemental Indenture is not complete and is qualified in its entirety by reference to the Indenture filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2009, and the Supplemental Indenture, which is filed herewith as Exhibit 4.1, each of which is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on June 6, 2018, the Company repaid in full all outstanding obligations owed by certain of its U.S., Canadian and European subsidiaries (with the exception of certain obligations relating to the outstanding letters of credit, swap obligations and banking services obligations) under the Second Amended and Restated Credit Agreement, dated as of May 22, 2017, with a syndicate of banks and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”), and terminated the Credit Agreement and all commitments by the lenders to extend further credit thereunder. Certain obligations relating to letters of credit, swap obligations and banking services obligations outstanding under the Credit Agreement remain outstanding on an unsecured basis.

The Credit Agreement is more fully described in the Company’s Current Reports on Form 8-K filed with the SEC on July 25, 2011, August 3, 2012, September 25, 2012, September 9, 2013, October 15, 2013, October 29, 2013, September 29, 2014, October 29, 2014, March 13, 2015, April 7, 2015, February 10, 2016, November 15, 2016 and May 25, 2017, which descriptions are incorporated herein by reference. The descriptions of the Credit Agreement incorporated by reference are not complete and are subject to and entirely qualified by reference to the full text of the Credit Agreement.

Also in connection with the consummation of the Merger, on June 6, 2018, the Company called for redemption all of the then-outstanding 5.750% Senior Notes due 2022, and the indenture governing these notes, the notes and the guarantees of the notes was satisfied and discharged in accordance with the terms thereof on June 6, 2018.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

The aggregate consideration paid by Parent in the Merger to the Company’s stockholders was approximately $1.5 billion in cash. The source of the funds for the consideration paid by Parent in the Merger to the Company’s stockholders was a combination of existing cash resources and the proceeds from new indebtedness.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company (i) notified the New York Stock Exchange (the “NYSE”) on the Closing Date of the consummation of the Merger and (ii) requested that the NYSE file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of the Shares on the NYSE was suspended as of approximately 9:00 a.m. EST on June 6, 2018. Parent intends to file with the SEC a Form 15 requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 1.01, 1.02, 2.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Pursuant to the Merger Agreement and subject to the terms and conditions thereof, at the Effective Time, (i) each outstanding stock option of the Company (whether vested or unvested) was cancelled and converted into the right to receive (without interest) an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price per share under such stock option, (ii) each outstanding restricted stock unit award of the Company (a) held by a non-employee director was accelerated and converted into the right to receive (without interest) an amount in cash equal to the Merger Consideration with respect to each share of Common Stock underlying such award and, (b) not held by a non-employee director converted into an award representing the right to receive (without interest and less applicable withholding taxes) an amount in cash equal to the Merger Consideration with respect to each share of Common Stock underlying such award and as converted, each such award shall be subject to the same terms and conditions applicable to the original restricted stock unit award, provided that the vesting of such converted award shall occur on the earlier of (1) the originally scheduled vesting date and (2) the date that is six months following the Closing Date, subject to continued employment with Parent and its subsidiaries through such applicable date (or upon the holder’s earlier qualifying termination), and (iii) each performance-based stock unit award of the Company was cancelled and converted into an award representing the right to receive (without interest and less applicable withholding taxes) an amount in cash equal to the Merger Consideration with respect to each share of Common Stock subject to such award (determined based on actual performance with respect to those awards granted in 2016 and on target performance with respect to those awards granted in 2017) and as converted, each such award shall be subject to the same terms and conditions applicable to the original performance-based stock unit award, provided that the performance-based vesting conditions shall no longer apply.

Item 5.01	Change in Control of Registrant.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, at the Effective Time, a change of control of the Company occurred, Merger Sub was merged with and into the Company, and the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, at the Effective Time, all of the members of the board of directors of the Company, which includes John E. Welsh, III, Sallie B. Bailey, Edward Childs Hall, III, Gregory E. Lawton, Michael T. McDonnell, Craig P. Omtvedt and Patrick M. Prevost, ceased serving as directors of the Company and the following executive officers of the Company: Michael T. McDonnell, Matti M. Masanovich, Shruti Singhal, Roberto A. Sacasa, Emerson C. Moser and Leah S. Stark, ceased serving as executive officers of the Company. Following the Effective Time, Parent, the sole stockholder of the Company, elected Massimo Battaini, Fabio Ignazio Romeo and Fabio Bocchio as directors of the Company and appointed the following persons to the offices of the Surviving Corporation, effective immediately: Massimo Battaini was appointed President and Chief Executive Officer; Fabio Bocchio was appointed Vice President, Treasurer and Chief Financial Officer, Ramon J. Ceron was appointed Vice President and Assistant Treasurer, Ryan Green was appointed Vice President and Secretary and Gian Luca Dellepiane was appointed Vice President and Chief Human Resources Officer.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 3, 2017, by and among Prysmian S.p.A., Alisea Corp. and General Cable Corporation (incorporated by reference to Exhibit 2.1 to General Cable Corporation’s Current Report on Form 8-K filed on December 4, 2017).

3.1	Amended and Restated Certificate of Incorporation of General Cable Corporation.

3.2	Amended and Restated Bylaws of General Cable Corporation.

4.1	First Supplemental Indenture, dated June 6, 2018, by and among General Cable Corporation, Prysmian S.p.A., and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

Date: June 6, 2018	By:	/s/ Ramon J. Ceron
Ramon J. Ceron
Vice President and Assistant Treasurer